EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Inc. Provides Update on Financial Reporting

LAS VEGAS, NV and VANCOUVER, B.C., CANADA – February 5, 2025 – Body and Mind Inc. (CSE: BAMM, OTC Pink: BMMJ) (the “Company” or “BaM”) announces that during the audit of the Company’s consolidated financial statements for the year ended July 31, 2024, certain accounting treatment relating to a variable interest entity were discussed extensively between the Company’s management, external experts, and Sadler, Gibb & Associates, LLC, the Company’s independent registered public accounting firm. The disposition of a certain entity by the Company was deconsolidated for the financial statements for the three and six month periods ended January 31, 2024 and 2023 (Q2 2024) and the financial statements for the three and nine month periods ended April 30, 2024 and 2023 (Q3 2024). Greater discussion and scrutiny during the annual audit revealed that this entity meets the criteria of a variable interest entity and the Company ought to have consolidated the entity as an asset held for sale. The Company also discovered that management fee income from one of its investees was not properly recorded in the Q2 2024 financial statements and the Q3 2024 financial statements. The Board of Directors has determined that these misstatements, noted above, were material on a cumulative basis. Accordingly, these previously issued financial statements should no longer be relied upon.

We intend to file as soon as reasonably possible, amendments to the following quarterly reports in order to restate the condensed consolidated financial statements included in such filings:

1. the Form 10-Q, which was filed on March 25, 2024, in order to restate the unaudited condensed consolidated financial statements of the Company for the three and six months ended January 31, 2024 and 2023; and

2. the Form 10-Q, which was filed on June 20, 2024, in order to restate the unaudited condensed consolidated financial statements of the Company for the three and nine months ended April 30, 2024 and 2023.

The additional final procedures before being able to file the amended quarterly reports above include: (i) final approval of an external accounting memorandum for the auditor; (ii) application of additional review procedures (as needed) to assess independent conclusions; and (iii) final internal QC (quality control) sign-off from the auditor.

About Body and Mind Inc.

BaM is an operations-focused cannabis company which operates retail cannabis dispensaries in California and pending retail operations in New Jersey. We work daily to increase our market share through delighting customers while also continuing to hone our operational efficiencies to drive profits. We are primarily guided by the metric of return on investment. Currently, we believe the most significant return on investment projects in front of us are successful retail cannabis store launches in Illinois and New Jersey, which augment our existing retail footprint.

Please visit www.bodyandmind.com for more information.

Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills

President and CEO

Tel: 800-361-6312

ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy our securities.